Exhibit 1.1

EQUITY ONE, INC.

Common Stock

(Par Value $0.01 Per Share)

EQUITY DISTRIBUTION AGREEMENT

Dated: August 9, 2016

Equity One, Inc.

(a Maryland corporation)

Common Stock

(Par Value $0.01 Per Share)

EQUITY DISTRIBUTION AGREEMENT

August 9, 2016

[NAME]

[ADDRESS]

Ladies and Gentlemen:

Equity One, Inc., a Maryland corporation (the “Company”), confirms its agreement (this “Agreement”) with [●] (in its capacity as purchaser under any Forward Contract (as defined below), the “Forward Purchaser”) and [●] (in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Issuance Shares (as defined below) hereunder, “Agent,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, the “Forward Seller”), as follows:

SECTION 1. Description of Shares. The Company has authorized and proposes to issue and sell, in the manner contemplated by this Agreement, shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), up to an aggregate amount of 8,500,000 shares of Common Stock (the “Maximum Amount”) upon the terms and subject to the conditions contained herein. The issuance and sale of the Shares (as defined below) will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company under the Securities Act of 1933, as amended (collectively with the rules and regulations thereunder, the “Securities Act”).

The Company has filed, in accordance with the provisions of the Securities Act, with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-209885) (the “Original Registration Statement”), including a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, which shelf registration statement became effective upon filing under Rule 462(e) of the Securities Act and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of the Original Registration Statement specifically relating to the Shares (the “Original Prospectus Supplement”). Except where the context otherwise requires, the “Registration Statement” refers to (i) initially, the Original Registration Statement and (ii) on and after the date on which the Shares may no longer be offered and sold pursuant to the Original Registration Statement, the registration statement, if any, filed by the Company for the purpose of continuing the offering of the Shares following any such date (the “Replacement Registration Statement”), in each case, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act (the “Rule 430B Information”). The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, supplemented by the most recent prospectus supplement prepared by the Company specifically relating to the Shares, which shall initially be the Original Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,”

“amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Shares by Agent outside of the United States.

Agent has been appointed by the Company as its agent to sell the Issuance Shares and agrees to use commercially reasonable efforts to sell the Issuance Shares offered by the Company upon the terms and subject to the conditions contained herein. The Forward Seller has been appointed by the Company and the Forward Purchaser as agent to sell the Forward Hedge Shares and agrees with the Company and the Forward Purchaser to use commercially reasonable efforts to sell the Forward Hedge Shares to be borrowed by the Forward Purchaser and offered on behalf of the Company upon the terms and subject to the conditions contained herein. Notwithstanding any other provision of this Agreement, if a Forward Seller and Forward Purchaser have not been identified in the introductory paragraph of this Agreement and have not executed this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Seller, the Forward Purchaser and Forwards are not applicable hereunder and no sales of Forward Hedge Shares shall take place pursuant to this Agreement.

The Company has also entered into separate equity distribution agreements (collectively, the “Separate Distribution Agreements”) dated as of even date herewith, with [BB&T Capital Markets, a division of BB&T Securities, LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC] (and, as applicable, their respective affiliates) (each, in its capacity as agent and/or principal, forward seller and forward purchaser thereunder, a “Separate Agent”), for the issuance (in the case of the Issuance Shares) or borrowing (in the case of Forward Hedge Shares) and sale from time to time through the applicable Separate Agents on the terms set forth in the applicable Separate Distribution Agreements. The Company may also in the future enter into additional equity distribution agreements (if any, the “Additional Distribution Agreements” and, together with the Separate Distribution Agreements, the “Alternative Distribution Agreements”) with one or more additional agents and/or principals, forward sellers and forward purchasers (if any, collectively in each such capacity, the “Additional Agents” and together with the Separate Agents, the “Alternative Agents”).

In addition, the Company has entered into a Common Stock Purchase Agreement (the “Gazit Purchase Agreement”), dated as of even date herewith, with MGN America, LLC (the “Purchaser”), pursuant to which the Purchaser may elect to purchase up to 1,400,000 shares of Common Stock, with the actual number and purchase price for such shares to be based on the Issuance Shares sold pursuant to this Agreement and the Alternative Distribution Agreements. Neither the Agent nor any Alternative Agent will receive any commission or other compensation for the sale of the shares of Common Stock pursuant to the Gazit Purchase Agreement. The Company acknowledges and agrees with the Agent that as between the Company on the one hand and the Agent and each Alternative Agent on the other, the Company is the sole beneficiary of each sale of Common Stock pursuant to the Gazit Purchase Agreement and that neither the Agent nor any Alternative Agent has provided or will provide any services to the Company as to the structure or execution of any such sale.

The aggregate number of the Shares that may be sold pursuant to this Agreement and the Alternative Distribution Agreements, plus the aggregate number of shares of Common Stock sold under the Gazit Purchase Agreement, shall not exceed the Maximum Amount.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Shares that the Forward Seller has sold during such Forward Hedge Selling Period.

“Agent” has the meaning set forth in the introductory paragraph of this Agreement.

“Applicable Time” means the time of each sale of any Shares pursuant to this Agreement.

“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 13.

“Forward” means the transaction resulting from each Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward” and requiring the Forward Seller to use commercially reasonable efforts to sell, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Forward Contract, the Forward Hedge Shares.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and the Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Placement Notice for such Forward, which amount shall be the target aggregate sales price of the Forward Hedge Shares to be sold by the Forward Seller, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract; and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, the amount of any commission, discount or other compensation to be paid by the Company to the Forward Seller in connection with the sale of the Forward Hedge Shares, which shall be determined in accordance with the terms set forth in Exhibit D and recorded in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable).

“Forward Hedge Selling Period” means the period of one to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice specifying that it relates to a “Forward”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of the Master Forward Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence.

“Forward Hedge Shares” means all Common Stock borrowed by the Forward Purchaser and offered and sold by the Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Forward Hedge Shares” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Forward Purchaser” has the meaning set forth in the introductory paragraph of this Agreement. If a Forward Purchaser has not been identified in the introductory paragraph of this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Purchaser are not applicable hereunder.

“Forward Seller” has the meaning set forth in the introductory paragraph of this Agreement. If a Forward Seller has not been identified in the introductory paragraph of this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Seller are not applicable hereunder.

“Issuance” means each occasion the Company elects to exercise its right to deliver a Placement Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and requires Agent to use commercially reasonable efforts to sell the Issuance Shares as specified in such Placement Notice, subject to the terms and conditions of this Agreement.

“Issuance Selling Period” means the period of one to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice specifying that it relates to an “Issuance”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date.

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Issuance Shares” as used herein, shall include the definition of the same under the Alternative Distribution Agreements.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit H hereto, in each case in the form furnished (electronically or otherwise) to Agent for use in connection with the offering of the Shares.

“Master Forward Confirmation” means the Master Confirmation for Issuer Share Forward Sale Transactions, dated as of the date hereof, by and between the Company and the Forward Purchaser, including all provisions incorporated by reference therein.

“NYSE” means the New York Stock Exchange.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Share or Issuance Share, as the case may be, sold by Agent or the Forward Seller on the NYSE hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale. Where the context requires, the term “Sales Price” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means, unless the Company and Agent shall otherwise agree, any Forward Hedge Settlement Date or any Issuance Settlement Date, as applicable.

“Shares” means Issuance Shares and Forward Hedge Shares, as applicable. Where the context requires, the term “Shares” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Trading Day” means any day which is a trading day on the NYSE.

“Unwind Date” shall have the meaning set forth in the Master Forward Confirmation.

SECTION 2. Placements. In reliance upon the representations, warranties and agreements herein contained, and subject to the terms and conditions set forth herein, the parties agree as follows:

(a) Upon the terms and subject to the conditions of this Agreement, on any Trading Day as provided in Section 2(c) hereof during the Commitment Period on which (i) the conditions set forth in Section 9 hereof have been satisfied and (ii) with respect to any Forward, no event described in clause (x) or clause (y) of the proviso contained in the definition of Forward Hedge Selling Period shall have occurred, the Company may issue (in the case of an Issuance) and sell or cause to be sold the Shares hereunder (each, a “Placement”), by the delivery of an email notice to Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) containing the parameters in accordance with which it desires the Shares to be sold, which shall specify whether it relates to an “Issuance” or a “Forward” and include the maximum number of Shares to be sold (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day, any minimum price below which sales may not be made or a formula pursuant to which such minimum price shall be determined and, as applicable, certain specified terms of the Forward (a “Placement Notice”), a form of which containing such minimum sales parameters necessary with respect to Issuances and Forwards is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Agent or the Forward Seller and the Forward Purchaser, as applicable, set forth on Exhibit B, as such Exhibit B may be amended from time to time.

(b) If Agent or the Forward Seller and the Forward Purchaser, as applicable, wish to accept such proposed terms included in the Placement Notice (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, Agent or the Forward Seller and the Forward Purchaser, as applicable, will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to Agent or the Forward Seller and the Forward Purchaser, as applicable, issue to the Company a notice by email addressed to all of the individuals from the Company and Agent or the Forward Seller and the Forward Purchaser, as applicable, set forth on Exhibit B) setting forth the terms that Agent or the Forward Seller and the Forward Purchaser, as applicable, are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or Agent or the Forward Seller and the Forward Purchaser, as applicable, until the Company delivers to Agent or the Forward Seller and the Forward Purchaser, as applicable, an acceptance by email of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and Agent or the Forward Seller and the Forward Purchaser, as applicable, set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of Agent’s or the Forward Seller’s and the Forward Purchaser’s, as applicable, acceptance of the terms of the Placement Notice or upon receipt by Agent or the Forward Seller and the Forward Purchaser, as applicable, of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Shares has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of the prior paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) any party shall have suspended the sale of the Placement Shares in accordance with Section 4 below. It is expressly acknowledged and agreed that neither the Company nor Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Agent and either (i) Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. It is expressly acknowledged and agreed that the Company, the Forward Seller and the Forward Purchaser will have no obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Forward Seller and the Forward Purchaser and either (i) the Forward Seller and the Forward Purchaser accept the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), this Agreement and the Master Forward Confirmation. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

(c) No Placement Notice may be delivered hereunder other than on a Trading Day during the Commitment Period, no Placement Notice may be delivered hereunder if the Selling Period specified therein may overlap in whole or in part with any Selling Period specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable) delivered hereunder or under any Alternative Distribution Agreement unless the Shares to be sold under all such previously delivered Placement Notices have all been sold, no Placement Notice may be delivered hereunder or under any Alternative Distribution Agreement if any Selling Period specified therein may overlap in whole or in part with any Unwind Date under any Forward Contract entered into between the Company and the Forward Purchaser or any Alternative Agent and no Placement Notice specifying that it relates to a “Forward” may be delivered if either (x) an ex-dividend date or ex-date, as applicable, for any dividend or distribution payable by the Company on the Common Stock is scheduled to occur during the period from, and including, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period or (y) such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Acceptance, if applicable) delivered by the Company relating to a “Forward” hereunder and under any Alternative Distribution Agreements, would result in the aggregate Capped Number under all Forward Contracts entered into or to be entered into between the Company and the Forward Purchaser and any Forward Contracts entered into between the Company and any Alternative Agent exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

(d) Notwithstanding any other provision of this Agreement, any notice required to be delivered by the Company or by an Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) pursuant to this Section 2 may be delivered by telephone (confirmed promptly by facsimile or email addressed to all of the individuals from the Company and Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) set forth on Exhibit B, which confirmation will be promptly acknowledged by the receiving party) or other method mutually agreed to in writing by the parties. For the avoidance of doubt, notices delivered by telephone shall originate from any of the individuals from the Company or the Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) set forth on Exhibit B.

SECTION 3. Sale of Shares.

(a) Subject to the provisions of Section 6(a), upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to an “Issuance,” Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Agent will provide written confirmation by email to all of the individuals from the Company set forth on Exhibit C (as such Exhibit C may be amended from time to time) no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth the number of Issuance Shares sold on such day, the corresponding Sales Price, the compensation payable by the Company to Agent pursuant to this Section 3(a) with respect to such sales, and the Net Proceeds (as defined in Section 6(b)) payable to the Company, with an itemization of the deductions made by Agent (as set forth in Section 6(b)) from the Gross Proceeds (as defined in Section 6(b)) (prior to deductions for transaction fees) that it receives from such sales. The amount of any commission, discount or other compensation to be paid by the Company to Agent, when Agent is acting as agent, in connection with the sale of the Issuance Shares shall be determined in accordance with the terms set forth in Exhibit D. The amount of any commission, discount or other compensation to be paid by the Company to Agent, when Agent is acting as principal, in connection with the sale of the Issuance Shares shall be as separately agreed among the parties hereto at the time of any such sales.

(b) In addition, subject to the provisions of Section 6(d) and the Master Forward Confirmation, upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward,” the Forward Purchaser will use commercially reasonable efforts to borrow, offer and sell Forward Hedge Shares through the Forward Seller to hedge the Forward, and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares at market prevailing prices up to the Forward Hedge Amount specified in such Placement Notice (as amended by the corresponding Acceptance, if applicable), and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Forward Seller will provide written confirmation by email to all of the individuals from the Company set forth on Exhibit C (as such Exhibit C may be amended from time to time) and to the Forward Purchaser no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such day, the corresponding Sales Price and the Forward Hedge Price payable to the Forward Purchaser in respect thereof.

(c) No later than the opening of the Trading Day immediately following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 4 or the Forward Contract), the Forward Purchaser shall execute and deliver to the Company a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days or months set forth opposite the caption “Term” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward, which number of days or months shall in no event be less than three months nor more than two years), the “Initial Forward Price” for such Forward, the “Spread” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Volume-Weighted Hedge Price” for such Forward, the “Threshold Price” for such Forward, the “Initial Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Maximum Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward).

(d) Notwithstanding anything herein to the contrary, the Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow all or any portion of the Forward Hedge Shares (and the Forward Seller’s obligation to use its commercially reasonable efforts to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the last paragraph of Section 3 of the Master Forward Confirmation.

(e) The Shares may be offered and sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker, or subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), any other method permitted by law, including but not limited to, privately negotiated transactions.

SECTION 4. Suspension of Sales. The Company, Agent or the Forward Seller or the Forward Purchaser may, upon notice to the other parties in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Shares, and the applicable Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice or any Shares sold under any Alternative Distribution Agreement (and, in the case of any Forward Hedge Shares, the resulting Forward Contract). The Company agrees that no such notice shall be effective against Agent, the Forward Seller or the Forward Purchaser unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time. Each of Agent, the Forward Seller and the

Forward Purchaser agrees that no such notice shall be effective against the Company unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time; provided that the failure by Agent, the Forward Seller or the Forward Purchaser to deliver such notice shall in no way effect such party’s right to suspend the sale of Shares hereunder.

SECTION 5. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to Agent, the Forward Seller and the Forward Purchaser as of the date hereof, as of each Bring-Down Date (as defined below), as of each Applicable Time, as of the date each Placement Notice is effective and as of each Settlement Date, and agrees with Agent, the Forward Seller and the Forward Purchaser, as follows:

(1) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement on March 2, 2016, (B) at the time of filing any Replacement Registration Statement that is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act (“Rule 405”), (C) at the time of the most recent amendment to the Original Registration Statement or any such Replacement Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (D) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act, and (E) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405. The Original Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of any Registration Statement that is an automatic shelf registration statement. The Company has paid, or if the Prospectus Supplement has not yet been filed with the Commission will pay, the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(2) Registration Statement and Prospectuses. The Original Registration Statement became effective upon filing under Rule 462(e) under the Securities Act on March 2, 2016, and any post-effective amendment thereto also became effective upon filing under Rule 462(e) under the Securities Act. On and after the date on which the Shares may no longer be offered and sold pursuant to the Original Registration Statement, each Replacement Registration Statement filed by the Company either (1) is an “automatic effective registration statement” as defined under Rule 405 that has been filed with the Commission or (2) has otherwise become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge (without further inquiry), contemplated.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to Agent and the Forward Seller pursuant to Rule 430B(f)(2) under the Securities Act, complied in all material respects with the requirements of the Securities Act. The Prospectus delivered to Agent and the Forward Seller for use in connection with the transactions contemplated by this Agreement and the Master Forward Confirmation was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

(3) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at the times they became effective and at each deemed effective date with respect to Agent and the Forward Seller pursuant to Rule 430B(f)(2) under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus, as amended or supplemented, nor any one or more Issuer Free Writing Prospectuses when considered together with the Prospectus, as amended or supplemented, as of the date of the Original Prospectus Supplement, the date of the original prospectus supplement prepared with respect to the offering of the Shares under a Replacement Registration Statement, at each Applicable Time or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto (including any prospectus wrapper)), made in reliance upon and in conformity with written information furnished to the Company by Agent, the Forward Seller or the Forward Purchaser expressly for use therein.

(4) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus including any document incorporated or deemed incorporated by reference therein.

(5) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer.

(6) Independent Accountants. The accounting firm who certified the financial statements and supporting schedules of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus, is an independent public accounting firm as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (“PCAOB”).

(7) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as noted therein. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly in all material respect the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. In addition, if any pro forma financial statements of the Company and its subsidiaries and the related notes thereto is included in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, such pro forma financial statements and related notes present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, in each case, in all material respects, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. If applicable, such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and its consolidated subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified. No pro forma financial information is required to be included in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus which is not so included. All disclosures contained in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance in all material respects with the Commission’s rules and guidelines applicable thereto.

(8) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its subsidiaries or their properties, considered as one enterprise (a “Material Adverse Effect”), whether or not arising in the ordinary course of business, (B) other than those arising in the ordinary course of business, there have been no transactions entered into by the Company or any of its subsidiaries, that are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(9) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, the Master Forward Confirmation and any “Supplemental Confirmation”; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure, individually or in the aggregate, so to qualify or to be in good standing would not result in a Material Adverse Effect.

(10) Good Standing of Subsidiaries. Each “Significant Subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) and each subsidiary of the Company that owns any real property (each a “Property Subsidiary” collectively and, together with the Significant Subsidiaries, the “Subsidiaries”) has been duly incorporated or organized and is validly existing as a corporation, limited partnership, general partnership or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate, partnership or limited liability company power and authority to own, lease and operate, as the case may be, its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation, limited partnership, general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in any case in which the failure, individually or in the aggregate, so to qualify or to be in good standing would not result in a Material Adverse Effect. All the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of each Subsidiary have been duly and validly authorized and issued and, except as otherwise provided in connection with issuances occurring after the date hereof, are fully paid and nonassessable. Except as otherwise set forth in the Registration Statement and the Prospectus or as would not result in a Material Adverse Effect, all outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries of the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary. As of the date hereof, the Company does not own or control, directly or indirectly, any corporation, association or other entity that is or will be a Significant Subsidiary other than the entities listed on Exhibit E hereto. For the purposes of this Agreement, “subsidiary” means each direct and indirect subsidiary of the Company.

(11) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to (A) reservations or agreements referred to in the Registration Statement or the Prospectus, (B)

employee benefit plans or dividend reinvestment or stock purchase plans, (C) the exercise, redemption or exchange of convertible or exchangeable securities, options or warrants referred to in the Registration Statement or the Prospectus, or (D) unregistered issuances not required to be disclosed pursuant to the Exchange Act, the Securities Act or any regulation promulgated thereunder). The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding (A) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any equity interests of the Company or any such Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such equity interests or any such convertible or exchangeable securities or obligations or (C) obligations of the Company or any such Subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options (in each case, except for subsequent issuances, if any, pursuant to (A) reservations or agreements referred to in the Registration Statement or the Prospectus, (B) employee benefit plans or dividend reinvestment or stock purchase plans, (C) the exercise, redemption or exchange of convertible or exchangeable securities, options or warrants referred to in the Registration Statement or the Prospectus, or (D) unregistered issuances not required to be disclosed pursuant to the Exchange Act, the Securities Act or any regulation promulgated thereunder). The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act and is authorized for trading on the NYSE, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. As of each Settlement Date, the Shares to be sold by the Company from time to time hereunder will be duly listed and admitted and authorized for trading on the NYSE, subject only to official notice of issuance.

(12) Authorization of Agreements. Each of this Agreement and the Master Forward Confirmation has been duly authorized, executed and delivered by the Company. Any “Supplemental Confirmation” will be duly authorized, executed and delivered by the Company.

(13) Gazit Purchase Agreement. The Company has the requisite power and authority to make each sale of Common Stock pursuant to the Gazit Purchase Agreement, to execute and deliver the Gazit Purchase Agreement and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization of each sale of Common Stock pursuant to the Gazit Purchase Agreement and the due and proper execution and delivery of the Gazit Purchase Agreement and the consummation by it of the transactions contemplated thereby has been or will be duly and validly taken. Each sale of Common Stock pursuant to the Gazit Purchase Agreement will conform in all material respects to the requirements of the 1933 Act and applicable laws, rules and regulations. The shares of Common Stock issuable pursuant to the Gazit Purchase Agreement have been duly and validly authorized, and, when delivered to and paid for by the Purchaser pursuant to the Gazit Purchase Agreement, will conform in all material respects to the description contained in the Registration Statement and the Prospectus and will be validly issued, fully paid and non-assessable. The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the shares of Common Stock issuable pursuant to the Gazit Purchase Agreement are offered in connection with any sale thereof.

(14) Disclosure for Gazit Purchases. The Company is solely responsible for the contents of any disclosure documents used in the offering of the shares of Common Stock issuable pursuant to the Gazit Purchase Agreement, and the Company represents, warrants and agrees that such documents will not, as of the date of any offer or sale of the such shares, conflict with the information in the Registration Statement and the Prospectus or contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, the Company and the Purchaser have executed and delivered the Gazit Purchase Agreement.

(15) Authorization and Description of Shares. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, in the case of any Forward, the Master Forward Confirmation and, when issued and delivered by the Company pursuant to this Agreement and, in the case of any Forward, the related Forward Contract, against payment of the consideration therefor (which may include net share settlement), will be validly issued and fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability by reason of being such a holder; and, except as set forth in the Gazit Purchase Agreement, the issuance of the Shares is not subject to the preemptive or other similar rights of any security holder of the Company.

(16) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of (i) their respective charter or by-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except, with respect to clause (ii), as disclosed in the Registration Statement and the Prospectus, for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Master Forward Confirmation and each “Supplemental Confirmation” under the Master Forward Confirmation and the consummation of the transactions contemplated herein and therein and in the Prospectus (including the Company’s issuance and sale of the Shares from time to time pursuant to this Agreement or the Alternative Distribution Agreements and the Master Forward Confirmation and “Supplemental Confirmation” under the Master Forward Confirmation, as applicable, and its use of the net proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds” and the Company’s issuance and sale of shares of Common Stock from time to time pursuant to the Gazit Purchase Agreement and its use of the net proceeds therefrom) and compliance by the Company with its obligations hereunder and thereunder have been or will be duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except as disclosed in the Registration Statement and the Prospectus and for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except as disclosed in the Registration Statement and the Prospectus and for such violations that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(17) Absence of Labor Dispute. Except as disclosed in the Registration Statement and the Prospectus, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(18) Absence of Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Prospectus (other than as disclosed therein), or which might result in a Material Adverse Effect or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the Alternative Distribution Agreements, the Master Forward Confirmation, any “Supplemental Confirmation” under the Master Forward Confirmation and the Gazit Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(19) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(20) Possession of Intellectual Property. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries is required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business now operated by it, other than those the failure to possess or own would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(21) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any officer or director of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(22) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations pursuant to this Agreement, the Master Forward Confirmation and each “Supplemental Conformation” and the Gazit Purchase Agreement, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, the Master Forward Confirmation and each “Supplemental Conformation” and the Gazit Purchase Agreement, except such as have been already obtained or as may be required under the Securities Act; provided, however, that the Company makes no representation or warranty as to the blue sky laws or real estate syndication laws of any jurisdiction or any such requirements of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(23) Possession of Licenses and Permits. Except as disclosed in the Registration Statement and the Prospectus, (i) the Company and its Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; (ii) all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and (iii) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(24) Title to Property. Except as disclosed in the Registration Statement and the Prospectus, (i) the Company and the Property Subsidiaries have good and marketable fee simple title to or leasehold title in all real property and all other properties and assets owned or leased by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions, defects or encumbrances that would, individually or in the aggregate, have a Material Adverse Effect; (ii) no tenant under any lease to which the Company or any of the Property Subsidiaries lease any portion of its property is in default under such lease, except in any case where such default would not, individually or in the aggregate, have a Material Adverse Effect; (iii) each of the properties of any of the Company or the Property Subsidiaries complies with all applicable codes and zoning laws and regulations except in any case where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) neither the Company nor any of the Property Subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Company or the Property Subsidiary, except in any case where such action or proceeding would not, individually or in the aggregate, have a Material Adverse Effect.

(25) Investment Company Act. Neither the Company nor any subsidiary is required, and upon the issuance and sale of the Shares from time to time as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus, the consummation of the transactions contemplated by the Master Forward Confirmation and each “Supplemental Confirmation” under the Master Forward Confirmation and the issuance and sale of shares of Common Stock pursuant to the Gazit Purchase Agreement and the application of the net proceeds therefrom will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(26) Environmental Laws. Except as disclosed in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, the Company and its Property Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment and Hazardous Materials (as defined herein), including, but not limited to the generation, recycling, reuse, sale, storage, handling, transport and disposal of Hazardous Materials (collectively, “Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of Hazardous Materials. Except as disclosed in the Registration Statement and the Prospectus and except as would not result in a Material Adverse Effect, neither the Company nor any of the Property Subsidiaries has been named as a “potentially responsible party” under any Environmental Laws, including, but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. The term “Hazardous Materials” mean chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold.

(27) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

The Company and its consolidated subsidiaries have established and maintain “internal control over financial reporting” and “disclosure controls and procedures,” in each case as required by Rule 13a-15 under the Exchange Act. Except as described in the Registration Statement and the Prospectus, the Company’s internal control over financial reporting and disclosure controls and procedures are effective at a reasonable assurance level to perform the functions for which they were designed and established. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(28) Compliance with the Sarbanes-Oxley Act. Except as disclosed in the Registration Statement and the Prospectus, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(29) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(30) Tax Law Compliance. Except as disclosed in the Registration Statement and the Prospectus, the Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure to so file would not have a Material Adverse

Effect and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus (exclusive of any supplement thereto).

(31) Insurance and Title Insurance. Each of the Company, the Subsidiaries and each of their respective properties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance and fidelity or surety bonds insuring the Company, the Subsidiaries or their respective properties, businesses, assets, employees, officers and directors are in full force and effect, except as disclosed in the Registration Statement and the Prospectus or where for the failure to insure or lapses in policies which would not have a Material Adverse Effect. Title insurance in favor of the Company and the Property Subsidiaries is maintained with respect to each shopping center property owned by any such entity in an amount at least equal to (a) the cost of acquisition of such property or (b) the cost of construction of such property (measured at the time of such construction), except, in each case, as disclosed in the Registration Statement and the Prospectus or where the failure to maintain such title insurance would not have a Material Adverse Effect.

(32) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(33) Real Estate Investment Trust. Commencing with its initial taxable year ended December 31, 1995, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), and the Company’s current and proposed method of operations as described in the Registration Statement and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2015 and thereafter. No transaction or other event has occurred that would reasonably be expected to cause the Company to not be able to qualify as a REIT for its taxable year ending December 31, 2015 or future taxable years. The description of the Company’s organization and current and proposed method of operations and its qualification and taxation as a REIT set forth in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus is accurate in all material respects and presents fairly the matters referred to therein.

(34) Mortgages, Deeds of Trust. Except as disclosed in the Registration Statement and the Prospectus, the mortgages and deeds of trust encumbering the properties and assets described in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus (i) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company or any of its subsidiaries, nor does the Company or any of its subsidiaries hold a participating interest therein (other than intercompany loans), (ii) are not cross-defaulted to any indebtedness other than indebtedness of the Company or any of its subsidiaries and (iii) are not cross-collateralized to any property not owned by the Company or any of its subsidiaries.

(35) Actively Traded Security. The Common Stock is an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(36) Foreign Corrupt Practices Act. None of the Company or any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act of 2010 of the United Kingdom, or any other applicable anti-corruption or anti-bribery laws, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in the furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-corruption or anti-bribery laws; and the Company and its subsidiaries have conducted their business in compliance with the FCPA and any other applicable anti-bribery and anti-corruption laws. The Company has instituted and maintains, and will continue to maintain, policies prohibiting bribery and corruption.

(37) Money Laundering Laws. The operations of the Company are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(38) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the net proceeds of the sale of the Shares or the net proceeds from the sale of shares of Common Stock pursuant to the Gazit Purchase Agreement, or lend, contribute or otherwise make available such net proceeds to any subsidiaries, joint venture partners or other Person, to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(39) No Finder’s Fee. Except for the discounts and commissions payable by the Company to the Agent, the Forward Seller, the Forward Purchaser or any Alternative Agent in connection with the offering of the Shares contemplated herein or in any Alternative Distribution Agreement or as otherwise disclosed in the Registration Statement and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Shares contemplated hereby or thereby.

(b) Certificates. Any certificate signed by any officer of the Company and delivered to Agent, the Forward Seller and the Forward Purchaser, counsel for Agent or counsel for the Forward Seller and the Forward Purchaser shall be deemed a representation and warranty by the Company to Agent, the Forward Seller and the Forward Purchaser, as the case may be, as to the matters covered thereby.

SECTION 6. Sale and Delivery; Settlement.

(a) Sale of Issuance Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions of this Agreement, upon Agent’s acceptance of the terms of a Placement Notice specifying that it relates to an “Issuance” or upon receipt by Agent of an Acceptance, as the case may be, and unless the sale of the Issuance Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that Agent will be successful in selling Issuance Shares, (ii) Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 6 and (iii) Agent shall be under no obligation to purchase Issuance Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) Settlement of Issuance Shares. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Issuance Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, an “Issuance Settlement Date”). On each Issuance Settlement Date, the Issuance Shares sold through the Agent for settlement on such date shall be delivered by the Company to the applicable Agent against payment of (i) the Net Proceeds from the sale of such Issuance Shares or (ii) as mutually agreed between the Company and the Agent, the Gross Proceeds from the sale of such Issuance Shares. The gross proceeds to the Company (the “Gross Proceeds”) shall be equal to the aggregate offering price received by Agent at which such Issuance Shares were sold, after deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales. The net proceeds to the Company (the “Net Proceeds”) shall be equal to Gross Proceeds less the Agent’s commission discount or other compensation payable by the Company pursuant to Section 3 hereof and any other amounts due and payable by the Company to Agent hereunder pursuant to Section 8(a) hereof. In the event the Company and the Agent have mutually agreed to the delivery of Gross Proceeds at an Issuance Settlement Date, the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 3 hereof and any other amounts due and payable by the Company to Agent hereunder pursuant to Section 8(a) hereof shall be set forth and invoiced in a periodic statement from the Agent to the Company, payment to be made by the Company promptly after its receipt thereof.

(c) Delivery of Issuance Shares. On or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting Agent’s or its designee’s account (provided Agent shall have given the Company written notice of such designee prior to the Issuance Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Issuance Settlement Date, Agent will deliver the related Net Proceeds or Gross Proceeds, as applicable, in same day funds to an account designated by the Company prior to the Issuance Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Shares on an Issuance Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 11 hereto, it will (i) hold Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Sale of Forward Hedge Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions in this Agreement and the Master Forward Confirmation, upon the Forward Purchaser and Forward Seller’s acceptance of the terms of a Placement Notice specifying that it relates to a “Forward” or upon receipt by Forward Purchaser and Forward Seller of an Acceptance, as the case may be, and unless the sale of the Forward Hedge Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation (including without limitation as a result of any event described in clause (x) or (y) of the proviso contained in the definition of Forward Hedge Selling Period), the Forward Purchaser will use its commercially reasonable efforts to borrow a number of Forward Hedge Shares sufficient to have an aggregate sales price as close as reasonably practicable to the Forward Hedge Amount specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares at market prevailing prices, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Forward Purchaser acknowledges and agrees that (i) there can be no assurance that the Forward Purchaser will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares, (ii) the Forward Seller will incur no liability or obligation to the Company, the Forward Purchaser, or any other person or entity if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser for any reason other than a failure by the Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 6, and (iii) the Forward Purchaser will incur no liability or obligation to the Company, the Forward Seller, or any other person or entity if it does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use its commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Section 6. In acting hereunder, the Forward Seller will be acting as agent for the Forward Purchaser and not as principal.

(e) Delivery of Forward Hedge Shares. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Forward Hedge Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Forward Hedge Settlement Date”). On or before each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Forward Seller or its designee’s account (provided Forward Seller shall have given the Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Forward Hedge Settlement Date, the Forward Seller will deliver the related aggregate Forward Hedge Price to the Forward Purchaser in same day funds to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(f) Denominations; Registration. The Shares shall be in such denominations and registered in such names as Agent or the Forward Seller, as applicable, may request in writing at least one full business day before the Settlement Date. The Company or the Forward Purchaser, as applicable, shall deliver the Shares, if any, through the facilities of The Depository Trust Company as described in the preceding paragraphs unless Agent or the Forward Seller, as applicable, shall otherwise instruct.

(g) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares, if after giving effect to the sale of such Shares, the aggregate number of the Shares sold pursuant to this Agreement would exceed the lesser of (i) together with (A) all Issuance Shares sold under this Agreement and each of the Alternative Distribution Agreements, (B) all Forward Hedge Shares sold under this Agreement and each of the Alternative Distribution Agreements, (C) all shares of Common Stock previously sold under the Gazit Purchase Agreement and (D) the maximum number of shares of Common Stock that the Company could be required to sell to the Purchaser in the future pursuant to the Gazit Purchase Agreement as a result of the sale of such Issuance Shares and all previous sales of Issuance Shares pursuant to this Agreement and each of the Alternative Distribution Agreements, the Maximum Amount, (ii) the number or amount available for offer and sale under the currently effective Registration Statement, or (iii) the number or amount authorized from time to time to be issued and sold under this Agreement by the Board of Directors of the Company or a duly authorized committee thereof. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Board of Directors of the Company.

(h) Limitation on Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Shares or any other equity security of the Company shall only be effected by or through only one of Agent or the Forward Seller, as the case may be, or the respective Alternative Agents on any single given day, but in no event more than one, and the Company shall in no event request that Agent or the Forward Seller, as the case may be, and one or more of the Alternative Agents sell Shares on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement, and (c) such limitation shall not apply, if prior to any such request to sell Shares, all Shares the Company has previously requested the Agent, the Forward Seller or any Alternative Agents to sell have been sold.

(i) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Shares, and Agent, the

Forward Seller and the Forward Purchaser, as the case may be, shall not be obligated to offer or sell any Shares, (i) during the 14 calendar days prior to the first date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings or revenue results for a completed fiscal year or quarter (each, an “Earnings Announcement”), (ii) except as provided in Section 6(j) below, at any time from and including an Announcement Date through and including the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during any other period in which the Company is in possession of material non-public information; provided that, unless otherwise agreed between the Company and Agent, the Forward Seller or the Forward Purchaser, as the case may be, for purposes of (i) and (ii) above, such period shall be deemed to end at the relevant Filing Time.

(j) If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the corresponding Filing Time, the Company shall (i) prepare and deliver to Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) (with a copy to their respective counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to Agent or the Forward Seller and the Forward Purchaser, as the case may be, and obtain the consent of Agent or the Forward Seller and the Forward Purchaser, as the case may be, to the filing thereof (such consent not to be unreasonably withheld), (ii) provide Agent or the Forward Seller and the Forward Purchaser, as the case may be, with the officers’ certificate, opinions/letters of counsel and accountants’ letter called for by Sections 7(l), (m), (n), (p) and (q) hereof; respectively, (iii) afford Agent or the Forward Seller and the Forward Purchaser, as the case may be, the opportunity to conduct a due diligence review in accordance with Section 7(j) hereof and (iv) file such Earnings 8-K with the Commission. The provisions of clause (ii) of Section 6(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 hereof and (B) other than as set forth in this Section 6(j), this Section 6(j) shall in no way affect or limit the operation of the provisions of clauses (i) and (iii) of Section 6(i), which shall have independent application.

SECTION 7. Covenants of the Company. The Company covenants with Agent, the Forward Seller and the Forward Purchaser as follows:

(a) Registration Statement/Prospectus Amendments; SEC Comment Letters. The Company will not file (i) any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference or an amendment or supplement relating solely to the issuance or offering of securities other than the Shares, (ii) any Replacement Registration Statement (other than an a shelf registration statement that registers the offering of securities in addition to the Shares and, with respect to which, a prospectus supplement specifically relating to the offering and sale of the Shares is prepared prior to the sale of any Shares pursuant to such Replacement Registration Statement (the “Replacement Prospectus Supplement”)) or (iii) a Replacement Prospectus Supplement, unless a copy thereof has been submitted to Agent, the Forward Seller and the Forward Purchaser within a reasonable period of time before the filing and Agent, the Forward Seller and the Forward Purchaser have not reasonably objected thereto (provided, however, that the failure of Agent, the Forward Seller or the Forward Purchaser to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Agent’s, the Forward Seller’s or the Forward Purchaser’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will promptly notify Agent, the Forward Seller and the Forward Purchaser when any such filing has been made or become effective, as applicable, and furnish to Agent, the Forward Seller and the Forward Purchaser at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR. The Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference or an amendment or supplement relating solely to the issuance or offering of securities other than the Shares, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8)). The Company will notify Agent, the Forward Seller and the Forward Purchaser of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information relating thereto (in each case, other than an amendment, supplement, comment letter or request relating solely to the issuance or offering of securities other than the Shares) (i) promptly after receipt if received after the date of this Agreement and during any Selling Period or period in which a Prospectus relating to any Shares is required by the Securities Act to be delivered in connection with a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) or (ii) in all other circumstances, prior to the delivery of the first Placement Notice following the Company’s receipt of such comment letter or request.

(b) Notice of Commission Stop Orders. The Company will advise Agent, the Forward Seller and the Forward Purchaser, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will make commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Shares for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof.

(c) Delivery of Registration Statement and Prospectus. The Company will furnish to Agent, the Forward Seller, the Forward Purchaser and their respective counsel (at the expense of the Company) copies of the Registration Statement (including exhibits thereto), the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any Selling Period or period in which a Prospectus is required by the Securities Act to be delivered in connection with a pending sale of the Shares (including, without limitation, pursuant to Rule 172 under the Securities Act), in each case as soon as reasonably practicable and in such quantities and at such locations as Agent, the Forward Seller or the Forward Purchaser may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to Agent, the Forward Seller and the Forward Purchaser to the extent such document is available on EDGAR. The copies of the Registration Statement, the Prospectus, any amendments or supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, furnished to Agent, the Forward Seller and the Forward Purchaser will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time during any Selling Period or period in which a Prospectus is required by the Securities Act to be delivered in connection with a pending sale of Shares (including, without limitation, pursuant to Rule 172 under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for Agent, the Forward Seller or the Forward Purchaser or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify Agent or the Forward Seller and the Forward Purchaser, as applicable, to suspend the offering of Shares during such period until the Company has prepared and filed with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and will supply any supplemented Prospectus to the Agent or the Forward Seller and the Forward Purchaser, as applicable, in such quantities as the Agent or the Forward Seller and the Forward Purchaser, as

applicable, may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, prevailing at that subsequent time, not misleading, the Company will promptly notify Agent or the Forward Seller and the Forward Purchaser, as applicable, to suspend the offering of Shares during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with Agent and the Forward Seller, to qualify Shares for offering and sale, or to obtain an exemption for the Shares to be offered and sold, under the applicable securities laws of such jurisdictions within the United States and its territories as Agent and the Forward Seller may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of Shares.

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders an earnings statement (in a form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act) covering the twelve month period beginning not later than the first day of the Company’s fiscal quarter next following each “effective date” (as defined in Rule 158) of the Registration Statement with respect to the Shares.

(g) Use of Proceeds. The Company will apply the Net Proceeds from the sale of the Shares and the proceeds received under each Forward Contract in the manner set forth in the Prospectus under “Use of Proceeds.”

(h) Listing. During any Selling Period or period in which the Prospectus relating to the Shares is required by the Securities Act to be delivered to be delivered in connection with a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Shares to be listed on the NYSE.

(i) Notice of Other Sales. The Company shall provide Agent, the Forward Seller and the Forward Purchaser notice as promptly as reasonably possible (and, in any event, at least two (2) business days) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Shares offered pursuant to the provisions of this Agreement or the Alternative Distribution Agreements) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire shares of Common Stock during a Selling Period; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or shares of Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other director or employee benefit plan or arrangement, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets, including any shares of Common Stock issuable upon conversion or exchange of such securities, (iii) the issuance of shares of Common Stock upon the exercise of any option or warrant or the conversion or exchange of a convertible or exchangeable security previously outstanding, including, without limitation, the issuance of shares of Common Stock in exchange for equity interests in a subsidiary or joint venture entity pursuant to a pre-existing right to effectuate such exchange, (iv) the issuance or sale of shares of Common Stock pursuant to the Company’s existing dividend reinvestment plan or any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such is disclosed to Agent, the Forward Seller and the Forward Purchaser in advance and (v) the offering, issuance or sale of shares of Common Stock pursuant to the Gazit Purchase Agreement.

(j) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Agent or the Forward Seller and the Forward Purchaser, as applicable, or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as Agent or the Forward Seller and the Forward Purchaser, as applicable, may reasonably request.

(k) Disclosure of Sales. To the extent required under applicable law, the Company shall disclose, in its Quarterly Reports on Form 10-Q, in its Annual Report on Form 10-K and/or, at the Company’s option, in prospectus supplements to be filed by the Company from time to time, the number of shares of Common Stock sold under this Agreement and any Alternative Distribution Agreement, the net proceeds to the Company from such sales and the compensation paid by the Company with respect to such sales.

(l) Representation Dates; Certificates. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and:

(1) each time the Company:

(i) files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares (except as provided in the clauses below);

(ii) files an Annual Report on Form 10-K under the Exchange Act;

(iii) files a Quarterly Report on Form 10-Q under the Exchange Act; or

(iv) files a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement, to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; and

(2) at any other time reasonably requested by Agent, the Forward Seller or the Forward Purchaser (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(l) shall be a “Representation Date”), the Company shall furnish Agent, the Forward Seller and the Forward Purchaser with a certificate, in the form attached hereto as Exhibit F, as promptly as possible and in no event later than three (3) Trading Days following any Representation Date. The requirement to provide a certificate under this Section 7(l) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date). Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide Agent with a certificate under this Section 7(l), then before the Company delivers the Placement Notice or Agent or the Forward Seller sells any Shares, the Company shall provide Agent, the Forward Seller and the Forward Purchaser with a certificate, in the form attached hereto as Exhibit F, dated the date such certificate is delivered. The date any such certificate is delivered is referred to herein as a “Bring-Down Date.”

(m) Opinions of Counsel for Company. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and on each Bring-Down Date, the Company shall cause to be furnished to Agent, the Forward Seller and the Forward Purchaser written opinions and to Agent and the Forward Seller a 10b-5 statement of Goodwin Procter LLP, counsel for the Company, dated the date that the opinions and 10b-5 statement are required to be delivered, in the forms attached hereto as Exhibit G-1, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions and 10b-5 statement for a Bring-Down Date, such counsel may furnish Agent, the Forward Seller and the Forward Purchaser with a letter to the effect that Agent, the Forward Seller and the Forward Purchaser may rely on a prior opinion and Agent and the Forward Seller may rely on a prior 10b-5 statement delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion or 10b-5 statement shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Date).

(n) Opinion of Maryland Counsel for Company. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and on each Bring-Down Date, the Company shall cause to be furnished to Agent, the Forward Seller and the Forward Purchaser a written opinion of Venable LLP, Maryland counsel for the Company, dated the date that the opinion is required to be delivered, in the form attached hereto as Exhibit G-2, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for a Bring-Down Date, such counsel may furnish Agent, the Forward Seller and the Forward Purchaser with a letter to the effect that Agent, the Forward Seller and the Forward Purchaser may rely on a prior opinion delivered under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Date).

(o) Opinion of Counsel for Agent. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and on each Bring-Down Date, Agent, the Forward Seller and the Forward Purchaser shall have received the favorable opinion and Agent and the Forward Seller shall have received the 10b-5 statement of DLA Piper LLP (US), counsel to Agent, dated the date that the opinion and 10b-5 statement is required to be delivered, in customary form and substance satisfactory to Agent, the Forward Seller and the Forward Purchaser, as applicable, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(p) Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and on each Bring-Down Date, the Company shall cause its independent accountants to furnish Agent and the Forward Seller a letter (a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to Agent and the Forward Seller, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB and (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(q) Chief Financial Officer’s Certificate. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and on each Bring-Down Date, the Company shall cause to be furnished to Agent and the Forward Seller a certificate of the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to Agent and the Forward Seller and their respective counsel, dated the date that the certificate is required to be delivered.

(r) Additional Documents. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and on each Bring-Down Date, the Company shall cause to be furnished to counsel for Agent, the Forward Seller and the Forward Purchaser such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to Agent, the Forward Seller and the Forward Purchaser and counsel for Agent, the Forward Seller and the Forward Purchaser.

(s) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than Agent; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(t) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and Agent in its capacity as principal or agent hereunder or the Forward Seller as agent hereunder, as applicable, the Company (including its agents and representatives, other than Agent or the Forward Seller in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by Agent as principal or agent hereunder or by the Forward Seller as agent hereunder.

(u) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the other parties, and sales of Common Stock under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of all parties.

(v) Amendments to Gazit Purchase Agreement. The Company shall furnish Agent, the Forward Seller and the Forward Purchaser with copies of any and all amendments, supplements or modifications to the Gazit Purchase Agreement (in each case, except to the extent such amendment, supplement or modification has been publicly filed by the Company with the Commission) (i) promptly after execution during any Selling Period or period in which a Prospectus relating to any Shares is required by the Securities Act to be delivered in connection with a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) or (ii) in all other circumstances, prior to the delivery of the first Placement Notice following the execution of such amendment, supplement or modification.

SECTION 8. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Shares to Agent, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to Agent, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees, (v) the preparation, printing and delivery to Agent, the Forward Seller and the Forward Purchaser of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by Agent or the Forward Seller to investors, (vi) the fees and expenses of any transfer agent or registrar for the Shares, and (vii) the fees and expenses incurred in connection with the listing of the Shares on the NYSE and any filing to be made with the NYSE and FINRA.

(b) Termination of Agreement. If this Agreement is terminated in accordance with the provisions of Section 13 hereof, either (i) by the Company, at any time, or (ii) by the Agent, the Forward Seller or the Forward Purchaser, on or after the 18-month anniversary of the execution of this Agreement, and, in either case, prior to the sale of Shares under this Agreement and the Alternative Distribution Agreements with an aggregate sales price of $10,000,000 or more, then the Company shall reimburse Agent, the Forward Seller and the Forward Purchaser for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel to Agent and a single counsel to the Forward Seller and the Forward Purchaser, who shall be the same counsel used by the Alternative Agents under the Alternative Distribution Agreements, incurred by it in connection with the offering contemplated by this Agreement; provided that the Company will not be obligated to reimburse any expenses pursuant to this Section 8(b) in excess of Agent’s, the Forward Seller’s and the Forward Purchaser’s pro rata share of $100,000 of such fees and disbursements (calculated by dividing the amount of such expenses by a number equal to one plus the number of Separate Distribution Agreements as of the date of execution of this Agreement).

SECTION 9. Conditions Precedent to the Obligations of Agent and the Forward Seller and the Forward Purchaser. The right of the Company to deliver a Placement Notice hereunder, the obligation of Agent and the Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell Shares in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable) and the obligation of the Forward Purchaser to use its commercially reasonable efforts to borrow Forward Hedge Shares in connection with a Placement Notice (as amended by the corresponding Acceptance, if applicable) are subject to the continuing accuracy of the representations and warranties of the Company contained in this Agreement or certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, the performance by the Company of its covenants and obligations hereunder, and the satisfaction, on the applicable Settlement Date, of each of the following conditions, except to the extent waived by Agent, the Forward Seller and the Forward Purchaser, in their sole discretion:

(a) Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement shall remain effective and shall be available for the sale of all Shares contemplated to be issued by such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company shall have paid the required Commission filing fees relating to such Shares within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of the subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction within the U.S. or its territories or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that results in the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any Issuer Free Writing Prospectus containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. None of Agent, the Forward Seller or the Forward Purchaser shall have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Agent’s, the Forward Seller’s or the Forward Purchaser’s opinion is material, or omits to state a fact that in Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading that has not previously been corrected or withdrawn.

(d) Material Changes. Except as disclosed in the Prospectus, there shall not have been any material adverse change to the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(e) Opinions of Counsel for Company. Agent, the Forward Seller and the Forward Purchaser shall have received the favorable opinions and Agent and the Forward Seller shall have received the 10b-5 statement of Goodwin Procter LLP, counsel for the Company, required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinion and 10b-5 statement is required pursuant to Section 7(m).

(f) Opinion of Maryland Counsel for Company. Agent, the Forward Seller and the Forward Purchaser shall have received the favorable opinions of Venable LLP, Maryland counsel for the Company, required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinion is required pursuant to Section 7(n).

(g) Opinion of Counsel for Agent. Agent, the Forward Seller and the Forward Purchaser shall have received the favorable opinion and Agent and the Forward Seller shall have received the 10b-5 statement of DLA Piper LLP (US) required to be delivered pursuant to Section 7(o) on or before the date on which the delivery of such opinion and 10b-5 statement is required pursuant to Section 7(o).

(h) Officer’s Certificate. Agent, the Forward Seller and the Forward Purchaser shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

(i) Accountant’s Comfort Letter. Agent and the Forward Seller shall have received the Comfort Letter required to be delivered pursuant Section 7(p) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(p).

(j) Chief Financial Officer’s Certificate. Agent and the Forward Seller shall have received the certificate of the Chief Financial Officer of the Company required to be delivered pursuant to Section 7(q) on or before the date on which delivery of such certificate is required pursuant to Section 7(q).

(k) Additional Documents. On or prior to each date on which the Company is required to deliver a certificate pursuant to Section 7(l), Agent, the Forward Seller and the Forward Purchaser and their respective counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to Agent, the Forward Seller and the Forward Purchaser and their respective counsel.

(l) Approval of Listing. Such Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(m) FINRA. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(n) No Suspension. Trading in the Shares shall not be suspended on the NYSE.

(o) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

SECTION 10. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each of Agent, the Forward Seller and the Forward Purchaser, each of their respective agents, officers, directors, employees, affiliates (as such term is defined in Rule 501(b) under the Securities Act) (each, an “Affiliate”), each of their respective selling agents and each person, if any, who controls Agent, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or in any “road show” (as defined in Rule 433 under the Securities Act) not constituting an “Issuer Free Writing Prospectus,” or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement (including without limitation, by means of a consent to judgment) of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company;

(3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Agent, the Forward Seller or the Forward Purchase, as the case may be), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Agent, the Forward Seller or the Forward Purchaser, as the case may be, expressly for use in the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers. Each of Agent, the Forward Seller and the Forward Purchaser agrees to indemnify and hold harmless the Company, its directors, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by Agent, the Forward Seller or the Forward Purchaser, as the case may be, expressly for use therein, it being understood and agreed that no such information has been furnished by Agent, the Forward Seller or the Forward Purchaser for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a) above, counsel to the indemnified parties shall be selected by Agent or the Forward Seller, as applicable, and, in the case of parties indemnified pursuant to Section 10(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 11. Contribution. If the indemnification provided for in Section 10 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and Agent, the

Forward Seller and the Forward Purchaser, on the other hand, from the offering of the Shares pursuant to this Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of Agent, the Forward Seller and the Forward Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and Agent, the Forward Seller and the Forward Purchaser, on the other hand, in connection with the offering of the Shares pursuant to this Agreement, shall be deemed to be in the same respective proportions as (a) in the case of the Company, (x) the total net proceeds from the offering of the Issuance Shares for each Issuance under this Agreement (before deducting expenses) received by the Company, bear to the aggregate sales price of the Issuance Shares, or (y) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward (the “Net Forward Proceeds”), bear to the sum of the Net Forward Proceeds and the Actual Forward Commission (as defined below) (such sum, the “Gross Forward Amount”), (b) in the case of Agent, the total commissions received by Agent, bear to the aggregate sales price of the Issuance Shares, (c) in the case of the Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward (the “Actual Forward Commission”), bear to the Gross Forward Amount, and (d) in the case of the Forward Purchaser, the net Spread (as such term is defined in the Master Forward Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Contracts executed in connection with this Agreement, bear to the Gross Forward Amount.

The relative fault of the Company, on the one hand, and Agent, the Forward Seller and the Forward Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Each of the Company, Agent, the Forward Seller and the Forward Purchaser agrees that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, (i) neither Agent nor the Forward Seller shall in any event be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions with respect to the offering of the Issuance Shares or the aggregate Forward Hedge Selling Commissions, as the case may be, received by it under this Agreement exceeds the amount of any damages that Agent or the Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) the Forward Purchaser shall in no event be required to contribute any amount in excess of the amount by which the net Spread (as such term is defined in the Master Forward Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Contracts entered into pursuant to this Agreement exceeds the amount of any damages that Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Further, in no event shall the liability of any indemnifying party under this Section 11 be greater in amount than such person would have been obligated to pay by way of indemnification if the indemnification provided for in this Section 11 had been available under the circumstances.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any, who controls Agent, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and Agent’s, the

Forward Seller’s and the Forward Purchaser’s Affiliates and selling agents shall have the same rights to contribution as Agent, the Forward Seller or the Forward Purchaser, as the case may be, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any subsidiary of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of Agent, the Forward Seller or the Forward Purchaser or any of their affiliates or selling agents or any person controlling Agent, the Forward Seller or the Forward Purchaser, or by or on behalf of the Company, its officers or directors or any person controlling Company, (ii) delivery and acceptance of the Shares and payment therefor, (iii) the settlement of any Forward Contract or (iv) any termination of this Agreement or the Master Forward Confirmation and any “Supplemental Confirmation” executed in connection with the Master Forward Confirmation.

SECTION 13. Termination of Agreement.

(a) Termination; General. Each of Agent, the Forward Seller or the Forward Purchaser, as applicable, may terminate the right of the Company to effect any Issuances or Forwards under this Agreement, in its sole discretion, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Agent, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in the Shares has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. Subject to Section 13(f) hereof, the Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Termination by Agent, the Forward Seller or the Forward Purchaser. Subject to Section 13(f) hereof, each of Agent, the Forward Seller or the Forward Purchaser, as applicable, shall have the right to terminate the right of the Company to effect any Issuances or Forwards under this Agreement in its sole discretion at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate on the date that the aggregate number of Shares sold pursuant to this Agreement and the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions, plus the number of shares of Common Stock sold under the Gazit Purchase Agreement, equals the Maximum Amount.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Agent, the Forward Seller, the Forward Purchaser or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, Section 13, Section 14, Section 20, and Section 22 hereof shall survive such termination and remain in full force and effect.

SECTION 14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Agent shall be sent to [●], with a copy to (which shall not constitute notice) DLA Piper LLP (US), 1251 Avenue of the Americas, 27th Floor, New York, New York 10020, Attention: Kerry E. Johnson, Esq. (facsimile (917) 778-8698); notices to the Forward Seller shall be sent to [●], with a copy to (which shall not constitute notice) DLA Piper LLP (US), 1251 Avenue of the Americas, 27th Floor, New York, New York 10020, with copy to (which shall not constitute notice) Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, Attention: Michael D. Dayan, Esq. (facsimile (212) 225-3999); notices to the Forward Purchaser shall be sent to [●] with copy to (which shall not constitute notice) Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, Attention: Michael D. Dayan, Esq. (facsimile (212) 225-3999); and notices to the Company shall be directed to it at 410 Park Avenue, Suite 1220, New York, New York (fax no.: 212-247-0088), Attention: Chief Financial Officer., with copy to (which shall not constitute notice) Goodwin Procter LLP, Exchange Place, Boston, MA 02109, Attention: Daniel P. Adams, Esq. (facsimile (617) 523-1231).

SECTION 15. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the sales price of the Shares to be sold pursuant to this Agreement will not be established by Agent, the Forward Seller or the Forward Purchaser, (b) the determination of the discounts and commissions to be paid pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and Agent, the Forward Seller and the Forward Purchaser, on the other hand, (c) in connection with any sale contemplated hereby and the process leading to any such transaction, each of Agent, the Forward Seller and the Forward Purchaser is acting solely as sales agent and/or principal in connection with the purchase and sale of the Shares and none of Agent, the Forward Seller or the Forward Purchaser is the fiduciary of the Company, or its stockholders, creditors, employees or any other party, (d) Agent, the Forward Seller and the Forward Purchaser have not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to any sale contemplated hereby or the process leading thereto (irrespective of whether Agent, the Forward Seller or the Forward Purchaser have advised or are currently advising the Company on other matters) and Agent, the Forward Seller and the Forward Purchaser do not have any obligation to the Company with respect to any sale contemplated hereby except the obligations expressly set forth in this Agreement, (e) Agent, the Forward Seller, the Forward Purchaser and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (f) Agent, the Forward Seller and the Forward Purchaser have not provided any legal, accounting, regulatory or tax advice with respect to any sale contemplated hereby and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Agent, the Forward Seller or the Forward Purchaser have advised or are currently advising the Company on related or other matters). The Company agrees that it will not claim that the Agent, the Forward Seller or the Forward Purchaser have rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

SECTION 16. Research Analyst Independence. The Company acknowledges that Agent’s, Forward Seller’s and Forward Purchaser’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that Agent’s, Forward Seller’s and Forward Purchaser’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against Agent, the Forward Seller or the Forward Purchaser with respect to any conflict of interest that may arise from the fact that the views expressed by its research analysts and research department may be different from or inconsistent with the views or advice communicated to either of them by Agent’s, Forward Seller’s and Forward Purchaser’s investment banking divisions. The Company acknowledges that each of Agent, the Forward Seller and the Forward Purchaser is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and any other companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 17. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, Agent, the Forward Seller and the Forward Purchaser with respect to the subject matter hereof.

SECTION 18. Parties. This Agreement shall inure to the benefit of and be binding upon each of Agent, the Forward Seller, the Forward Purchaser and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Agent, the Forward Seller, the Forward Purchaser and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Agent, the Forward Seller, the Forward Purchaser and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from Agent or the Forward Seller shall be deemed to be a successor by reason merely of such purchase.

SECTION 19. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Shares.

SECTION 20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 21. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of Agent or the Forward Seller, as applicable, and Agent or the Forward Seller, as applicable, represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by Agent or the Forward Seller, as applicable, or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit H hereto are Permitted Free Writing Prospectuses.

SECTION 22. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 23. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 24. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 25. Amendments and Waivers. Any provision or requirement of this Agreement may be waived or amended in any respect by a writing signed by the parties hereto. No waiver or amendment shall be enforceable against any party hereto unless in writing and signed by the party against which such waiver is claimed. A waiver of any provision or requirement of this Agreement shall not constitute a waiver of any other term and shall not affect the other provisions of this Agreement. A waiver of a provision or requirement of this Agreement will apply only to the specific circumstances cited therein and will not prevent a party from subsequently requiring compliance with the waived provision or requirement in other circumstances.

SECTION 26. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 27. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 28. Patriot Act Compliance. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), Agent is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow Agent to properly identify its clients.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Agent, the Forward Seller and the Forward Purchaser and the Company in accordance with its terms.

Very truly yours,

Equity One, Inc.

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

[●], as Agent

By:
Name:
Title:

[●], as Forward Seller

By:
Name:
Title:

[●], as Forward Purchaser

By:
Name:
Title:

[Signature Page to Equity Distribution Agreement]

EXHIBIT A

FORM OF PLACEMENT NOTICE

            , 20

[Bank Name]

[Address]

Attention:	[●]
(facsimile number: [●])

Email:	[●]

Reference is made to the Equity Distribution Agreement among Equity One, Inc. (the “Company”), [●] (the “Forward Purchaser”) and [●] (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares thereunder, “Agent,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder, the “Forward Seller”), dated as of August 9, 2016 (the “Equity Distribution Agreement”) . Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Equity Distribution Agreement. This Placement Notice relates to [an “Issuance”](1) [a “Forward”](2). The Company confirms that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.

[The Company confirms that it has not declared and will not declare any dividend, or caused or cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, and including, the first Trading Day of the Forward Hedge Selling Period to, and including, the last Trading Day of the Forward Hedge Selling Period.](3)

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Equity Distribution Agreement [and the Master Forward Confirmation](4) is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(1)	Insert for a Placement Notice that relates to an “Issuance.”
(2)	Insert for a Placement Notice that relates to a “Forward.”
(3)	Insert for a Placement Notice that relates to a “Forward.”
(4)	Insert for Placement Notice that relates to a “Forward.”

Number of Days in [Issuance](5) [Forward Hedge](6) Selling Period:

First Date of [Issuance](7) [Forward Hedge](8) Selling Period:

Maximum Number of Shares to be Sold:

[Issuance](9) [Forward Hedge](10) Amount: $

[Forward Hedge Selling Commission Rate:         %

Forward Price Reduction Dates	Forward Price Reduction Amounts
$
$

Spread:

Initial Stock Loan Rate: basis points

Maximum Stock Loan Rate:         basis points

Regular Dividend Amounts:         basis points

For any calendar quarter ending on or prior to [December 31, 20[ ]]:	$	[	]

For any calendar quarter ending after [December 31, 20[ ]]:	$	[	]	]	(11)

[Term:             [Days][Months]](12):

Floor Price (Adjustable by Company during the [Issuance](13) [Forward Hedge](14) Selling Period, and in no event less than $1.00 per share): $            per share

(5)	Insert for a Placement Notice that relates to an “Issuance.”
(6)	Insert for a Placement Notice that relates to a “Forward.”
(7)	Insert for a Placement Notice that relates to an “Issuance.”
(8)	Insert for a Placement Notice that relates to a “Forward.”
(9)	Insert for a Placement Notice that relates to an “Issuance.”
(10)	Insert for a Placement Notice that relates to a “Forward.”
(11)	Insert for a Placement Notice that relates to a “Forward.” Regular Dividend Amounts shall not exceed the Forward Price Reduction Amount for the Forward Price Reduction Date occurring in the relevant quarter (or, if none, shall not exceed zero).
(12)	Insert for a Placement Notice that relates to a “Forward.”
(13)	Insert for a Placement Notice that relates to an “Issuance.”

(14)	Insert for a Placement Notice that relates to a “Forward.”

EXHIBIT B

COMPANY AND AGENT REPRESENTATIVES FOR NOTICE

Company Representatives for Notice:

Agent Representatives for Notice:

Forward Seller Representatives for Notice:

Forward Purchaser Representatives for Notice:

B-1

EXHIBIT C

COMPANY REPRESENTATIVES FOR TRADE CONFIRMATIONS

C-1

EXHIBIT D

COMPENSATION

Agent shall be paid compensation at a mutually agreed rate, not to exceed 2.0% of the gross sales price of Issuance Shares pursuant to the terms of this Agreement.

Forward Seller shall be paid compensation at a mutually agreed rate, not to exceed 2.0% of the gross sales price of Forward Hedge Shares pursuant to the terms of this Agreement.

D-1

EXHIBIT E

SUBSIDIARIES OF THE COMPANY

C&C (US) No. 1, Inc.

Daly City Serramonte Center, LLC

EQY-CSC LLC

Equity One Realty & Management CA, Inc.

Serramonte Center Holding Co. LLC

Equity One (Florida Portfolio) Inc.

Equity One (Northeast Portfolio) Inc.

E-1

EXHIBIT F

OFFICER’S CERTIFICATE

F-1

EXHIBIT G-1

FORM OF OPINIONS OF GOODWIN PROCTER LLP

G-1-1

EXHIBIT G-2

FORM OF OPINION OF VENABLE LLP

G-2-1

EXHIBIT H

ISSUER FREE WRITING PROSPECTUS

None.

H-1